EXHIBIT 3.1.2

                                   BYLAWS OF
                             WDC ACQUISITION CORP.


                                   ARTICLE 1
                                    OFFICES

         SECTION 1.01. Principal Office. The location of the principal executive office of WDC Acquisition Corp., a California corporation (the "Corporation") is 277 Park Avenue, New York, NY 10172. The board of directors of the Corporation (the "Board") may change the location of the Corporation's principal executive office at any time. Any change in location shall be noted by the secretary of the corporation (the "Secretary") on these Bylaws opposite this Section, or this Section may be amended to state the new location. The Board may, at any time, establish branch or subordinate offices wherever the Corporation is qualified to do business.



                                   ARTICLE 2
                                   DIRECTORS

         SECTION 2.01. Number of Directors. The authorized number of directors of the Corporation shall be one. The authorized number of directors may be changed only by an amendment of this Section approved by the holders of a majority of the outstanding voting shares of the Corporation.

         SECTION 2.02. Election of Directors. At each annual meeting of shareholders (as set forth in the Section below entitled "Annual Meeting of Shareholders"), directors shall be elected to hold office until the next such annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected. Directors need not be residents of the State of California or shareholders of the Corporation.

         SECTION 2.03. Resignation and Removal of Directors. Any director may resign at any time by giving written notice to the chairman of the Board (the "Chairman of the Board"), the president of the Corporation (the "President"), the Secretary or the Board. Such resignation shall be effective upon giving such notice or at such later time specified in such notice. The Board may remove a director for cause only if such director has been declared of unsound mind by an order of court or convicted of a felony. Any director may be removed, with or without cause, if such removal is approved by the holders of a majority of the outstanding voting shares of the Corporation, except that no director may be removed without cause (unless all directors are removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's


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most recent election were then being elected. Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.

         SECTION 2.04. Filing Director Vacancies. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired term of such director's predecessor and until such director's successor is elected at the next annual meeting of shareholders, or at a special shareholders' meeting called for such purpose. A vacancy on the Board created by the removal of a director may be filled only by the shareholders, except that a vacancy created by the Board's removing a director for cause may be filled by the Board. The shareholders may elect a director at any time to fill any vacancy not filled by the Board.

         SECTION 2.05. Meetings of the Board. Meetings of the Board shall be held at the principal executive office of the Corporation unless another place is stated in the notice of the meeting. Regular meetings of the Board shall be held annually immediately following the annual meeting of shareholders. Additional regular meetings of the Board shall be held, if so provided in a resolution adopted by the Board, at the time and place specified in such resolution. A special meeting of the Board may be called by the President, any vice president of the Corporation, the Secretary or any two directors. Notice of all regular and special meetings of the Board shall be given in writing and mailed at least four days before the meeting or shall be delivered personally or by telephone or telegraph at least two days before the meeting. Such notice need not be given any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto, or at its commencement, the lack of notice to such director. Such notice need not include the purpose or agenda for the meeting. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, provided all directors participating in such meeting can hear one another. Participation in a meeting by such means constitutes presence in person at such meeting. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than two days, notice of any adjournment to another time or place shall be given, prior to the time of the adjourned meeting, to the directors who were not present at the time of the adjournment.

         SECTION 2.06. Required Vote of Directors. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         SECTION 2.07. Written Consent of Directors. Any action required or permitted to be taken by the Board may be taken without a meeting, if all directors consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the


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Board.  Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

         SECTION 2.08. Committees with Legal Authority. The Board may, by resolution adopted by a majority of the authorized number of directors, appoint one or more committees with legal authority to act for the Corporation to the extent specified in such resolution, each such committee consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. The Sections above entitled "Meetings of the Board," "Required Vote of Directors," and "Written Consent of Directors," with appropriate adaptations to the circumstances, apply to the procedures of such committees. Any such committee, to the extent provided in the Board resolution appointing such committee, shall have the same authority as the Board, except with respect to (a) the approval of any action which also requires shareholder approval, (b) the filling of vacancies on the Board or on any committee, (c) the fixing of compensation for directors, (d) the amendment or repeal of these Bylaws or the adoption of new bylaws, (e) the amendment or repeal of any resolution of the Board which by its express terms may not be so amended or repealed, (f) the declaration of a dividend or other distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board, or (g) the appointment of other committees.

         SECTION 2.09. Advisory Committees. The Board may appoint advisory committees to consist of one or more members. Advisory committees may consist of directors, non-directors, non-voting members and/or alternate members. Advisory committees have no legal authority to act for the Corporation, but shall report their findings and recommendations to the Board.

         SECTION 2.10. Fees and Compensation; Inspection Rights. Directors and members of advisory committees shall not receive any reimbursement for expenses or compensation unless approved by a Board resolution. Any director may at any reasonable time inspect and copy any books, records and documents of the Corporation and may inspect the physical properties of the Corporation and of its subsidiary corporations, domestic and foreign. Such inspection may be made in person or by agent or attorney.


                                   ARTICLE 3
                                   OFFICERS

         SECTION 3.01. Officers and Duties. The officers of the Corporation are the President, the Secretary and the chief financial officer of the Corporation (the "Chief Financial Officer"), and such other of the following officers as the Board may by resolution authorize:

         (a) Chairman of the Board. The Board may elect a Chairman of the Board, who shall preside at all meetings of the Board at which the Chairman of the Board is present and shall have any other powers and perform any other duties that are prescribed by the Board.


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          (b) President. The President is the chief executive officer and general manager of the Corporation. The President shall, subject to the control of the Board, direct and control the business and affairs of the Corporation and of its officers, employees and agents, including the right to employ, discharge and prescribe the duties and compensation of all officers, employees and agents of the Corporation, except where such matters are prescribed in these Bylaws or by the Board. The President shall preside at all Board meetings (unless a Chairman of the Board is elected pursuant to the Subsection above entitled "Chairman of the Board") and shareholders' meetings. The President is authorized to sign all contracts, notes, conveyances and other papers, documents and instruments in writing in the name of the Corporation.

          (c) Vice President. The Board may by resolution authorize one or more vice presidents to perform, under the direction of the President, duties and responsibilities in the management of the Corporation or in particular areas of its management. If the President becomes disabled, then the duties of the President shall be exercised by any person designated by the Board, or in the absence of such designation, by the senior vice president of the Corporation, if one exists.

          (d) Secretary. The Secretary shall keep the minute book of the Corporation. The Secretary shall keep the share register of the Corporation. The Secretary shall sign in the name of the Corporation, either alone or with one or more other officers, all documents authorized or required to be signed by the Secretary. If the Corporation has a corporate seal, the Secretary shall keep the seal and shall affix the seal to stock certificates and to other documents as appropriate or desired. The Board may by resolution authorize one or more assistance secretaries to perform, under the direction of the Secretary, some or all of the duties of the Secretary.

          (e) Chief Financial Officer. The Chief Financial Officer is responsible for the receipt, maintenance and disbursement of the Corporation's funds. The Chief Financial Officer shall keep books and records of account and records of all properties of the Corporation. The Chief Financial Officer shall prepare annually, or more often if so directed by the Board or the President, financial statements of the Corporation. The Chief Financial Officer shall be deemed to be the treasurer of the Corporation for purposes of giving any reports or executing any documents or instruments requiring the signature of the "treasurer." The Board may by resolution authorize one or more assistant financial officers to perform, under the direction of the Chief Financial Officer, some or all of the duties of the Chief Financial Officer.

         SECTION 3.02. Election and Removal of Officers. The Chairman of the Board, the President, the Secretary and the Chief Financial Officer shall be elected by the Board. Other officers shall be elected or appointed as prescribed in the Board resolution authorizing such officer. Any officer may be removed from office at any time by the Board, with or without cause or prior notice. Any officer not elected by the Board may be removed from office at any time by the officer by whom appointed, with or without cause or prior notice. When authorized by the Board, any officer may be elected for a specified term under a contract of employment. Notwithstanding that such officer is elected for a specified term or under a contract of employment, any such officer may be removed from office at any time pursuant to this Section and shall have no claim against the Corporation on account of such removal other than for such


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monetary compensation as such officer may be entitled to under the terms of the contract of employment. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Such resignation shall be effective upon giving such notice or at such later time specified in such notice.

         SECTION 3.03. Execution of Instruments. Except as provided in Article 6 of these Bylaws, any instrument executed in the name of the Corporation, including without limitation contracts, agreements, purchase orders, notes, deeds, deeds of trust, mortgages, leases, security agreements, checks and drafts issued, endorsements of checks and drafts received, certificates, applications and reports, shall be executed by any one or more officers, employees or agents of the Corporation as authorized from time to time by the Board. Except as otherwise provided in these Bylaws or by the Board, each officer has the authority to execute instruments in the name of the Corporation when the execution of such instrument is incident to carrying out such officer's duties.


                                   ARTICLE 4
                                INDEMNIFICATION

         SECTION 4.01. Indemnification of Directors, Officers and Employees. The Corporation shall, to the maximum extent permitted by the California General Corporation Law and by the Articles of Incorporation, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of the Corporation. For the purposes of this Section, an "agent" of the Corporation includes a person who is or was a director, officer, employee, or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of any other enterprise at the request of such predecessor corporation. The Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by such agent in such capacity or arising out of such agent's status as such, whether or not the Corporation would have the power to indemnify such agent against such liability under California Corporations Code Section 317.


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                                   ARTICLE 5
                                 SHAREHOLDERS

         SECTION 5.01. Annual Meeting of Shareholders. A meeting of the shareholders shall be held annually within 120 days after the end of the Corporation's fiscal year or on such other date determined by the Board by resolution at the first meeting of the Board or by unanimous written consent in lieu thereof. The date of such annual meeting may be changed from time to time by resolution of the Board. Such annual meeting shall be held at the principal executive office of the Corporation unless the Board by resolution prescribes a different place. At such annual meeting the total authorized number of directors shall be elected. Any other proper business may be transacted at such annual meeting except as limited by the notice requirements of Section 601 of the California Corporations Code.

         SECTION 5.02. Special Meetings of Shareholders. Special meetings of the shareholders may be called by the Board, the President or holders of voting shares of the Corporation entitled to cast not less than 10 percent of the votes at such meeting.

         SECTION 5.03. Notice of Meeting of Shareholders. Written notice of all annual and special meetings of shareholders shall be given, not less than 10 nor more than 60 days before the date of such meeting, to each shareholder entitled to vote at such meeting. Such notice shall state the place, date and time of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of any meeting at which the directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election. Notice of a shareholders' meeting or reports required by these Bylaws, if any, shall be given either personally or by first-class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with this Section, executed by the Secretary, an assistant secretary of the Corporation or any transfer agent, shall be prima facie evidence of the giving of such notice or report. Except as otherwise provided by the Board in particular instances and except as otherwise provided by
Section 601(c) of the California Corporations Code, the Secretary shall prepare and give the notice of meetings of shareholders.

         SECTION 5.04. Record Date. In order that the Corporation may determine the shareholders entitled to notice of any meeting, to vote, to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be less than 10 nor


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more than 60 days prior to the date of such meeting nor more than 60 days prior to any other action.

          (a) If no record date is fixed, then the following shall control:

               (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

              (ii) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

             (iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

          (b) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

          (c) Shareholders at the close of business on such record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such record date.

         SECTION 5.05. Shareholder's Proxies. Every person entitled to vote shares may authorize another person or persons to act by written proxy with respect to such shares. A proxy may also be in the form of an electronic transmission (including facsimile or telephone) authorized by a shareholder. A proxy may be transmitted by telephone if it is submitted with information from which it may be determined that the proxy was authorized by the shareholder. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in such proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent written proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker, unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation. A proxy may be made irrevocable as set forth in Section 705(e) of the California Corporations Code.


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         SECTION 5.06. Quorum for Meeting of Shareholders. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a shareholders' meeting. If a quorum is present, then the affirmative vote of a majority of the shares represented and voting at the meeting, and entitled to vote on any matter, shall be the act of the shareholders, unless the vote of a majority or higher percentage of all outstanding shares is required by law or by the Articles of Incorporation of the Corporation and except as provided in the succeeding two sentences. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in the preceding sentence.

         SECTION 5.07. Adjourned Meeting of Shareholders. When a shareholders' meeting is adjourned to another time or place, except as otherwise provided in this Section, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to Vote at the Meeting.

         SECTION 5.08. Validating Meeting of Shareholders. The transactions of any shareholders' meeting, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the Corporation's records or made a part of the minutes of the meeting. Attendance in person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when a person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, except as required by Section 601(f) of the California Corporations Code.

         SECTION 5.09. Cumulative Voting for Directors. Every shareholder complying with the succeeding sentence and entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as


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the shareholder thinks fit. No shareholder shall be entitled to cumulate votes
(i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

         SECTION 5.10. Voting by Ballot. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

         SECTION 5.11. Inspectors of Election. In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

         SECTION 5.12.  Written Consent of Shareholders.

          (a) Subject to the succeeding Subsection (b), any action which may be taken at any annual or special shareholders' meeting may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted

          (b) The election of a director by the shareholders by written consent to fill a vacancy (other than one created by removal) not filled by the Board requires the written consent of a


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majority of the outstanding shares entitled to vote. Any other election of directors by written consent requires the unanimous written consent of all shares entitled to vote for the election of directors.

          (c) Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary. Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as provided in Section 603(b) of the California Corporations Code.

         SECTION 5.13.  Inspection Rights of Shareholders.

          (a) A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the Corporation or who hold at least one percent of such voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission relating to the election of directors shall have an absolute right to do either or both of the following: (1) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the Corporation, or (2) obtain from the transfer agent for the Corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date of which the list is to be compiled. The Corporation shall have the responsibility to cause its transfer agent to comply with the requirements of this Subsection.

          (b) The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate.

          (c) The accounting books and records and minutes of proceedings of the shareholders, the Board and committees of the Board shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate.


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          (d) Inspection pursuant to this Section by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

          (e) If any record subject to inspection pursuant to this Section is not maintained in written form, the Corporation shall at its expense make such record available in written form upon request pursuant to this Section.


                                   ARTICLE 6
                                    SHARES

         SECTION 6.01. Share Certificates; Signatures. The share certificates of the Corporation shall be in a form approved by the Board. The share certificates shall be signed in the name of the Corporation by (a) the President, the Chairman of the Board or a vice president of the Corporation, and (b) the Secretary, the Chief Financial Officer, an assistant secretary of the Corporation or an assistant financial officer of the Corporation. Any of the signatures on the certificate may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer at the date of issue.

         SECTION 6.02. Fractional Shares. If upon original issuance, there would be a fraction of a share issued, the fraction shall be issued unless the Board by resolution provides an alternative to the issuance of a fractional share as authorized in this Section. In lieu of original issuance of a fractional share, the Corporation shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (c) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. Upon transfer, no share certificate shall be issued for a fraction of a share, unless the prior share certificate included a fraction of a share.


                                   ARTICLE 7
                                    RECORDS

         SECTION 7.01. Minute Book. The Corporation shall keep a minute book which shall contain the following:

          (a) The record of all meetings of the Board including date, place, those attending and the proceedings thereof, a copy of the notice of meeting and when and how given, written


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waivers of notice of meeting, written consents to holding meeting, written approvals of minutes of meeting, and unanimous written consents to action of the Board without a meeting, and similarly as to meetings of committees of the Board appointed pursuant to the Section above entitled "Committees with Legal Authority."

          (b) The record of all meetings of the shareholders including date, place, shareholders and numbers of shares present in person or by proxy, proxies used, and the proceedings thereof, a copy of the notice of meeting and when and how given, any affidavit as to the mailing or giving of notice, written waivers of notice of meeting, written consents to the holding of the meeting, written approvals of the minutes of the meeting, and a copy of the notice to shareholders of Corporation action approved by shareholders without a meeting by less than unanimous written consent.

          (c) A copy of the articles of incorporation and all amendments thereto and a copy of all certificates filed with the California Secretary of State.

          (d) A copy of the bylaws as amended, duly certified by the Secretary.

          (e) A copy of each Notice of Issuance filed with the California Commissioner of Corporations together with the receipt issued by the California Commissioner of Corporations and any affidavit or declaration of mailing of such Notice, and each permit of or qualification by the California Commissioner of Corporations to issue shares or consent to transfer shares.

         SECTION 7.02. Share Register. The Corporation shall keep or cause to be kept a share register, which shall contain a record of each share certificate issued, including the certificate number, the date, the number of shares, the name and address of the shareholder, and any shareholder changes of address. The share register shall also record each transfer of a share certificate issued upon the transfer and the numbers of shares for each such certificate, and shall retain the share certificate cancelled upon the transfer. If the Corporation has a transfer agent, the share register shall be maintained by the transfer agent and the Corporation shall cause the transfer agent to furnish the Corporation at least annually a list of shareholders with names, addresses, share certificate numbers and numbers of shares held.

         SECTION 7.03. Annual Report. The sending of an annual report to the shareholders of the Corporation is waived.

         SECTION 7.04. Financial Statements to Shareholders. If the Corporation prepares an annual financial statement, a copy of it shall be mailed on request to any shareholder. The annual financial statement shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or by certificate of an authorized officer of the Corporation that such financial statement was prepared without audit from the books and records of the Corporation.


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                                   ARTICLE 8
                              AMENDMENT OF BYLAWS

         SECTION 8.01. Amendment. Except as provided in the Section above entitled "Number of Directors," these Bylaws may be amended or repealed either by approval of the Board or by approval of the holders of a majority of the outstanding voting shares of the Corporation.


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                           CERTIFICATE OF SECRETARY


The undersigned hereby certifies as follows:

                  (1) The undersigned is the presently elected and acting secretary of WDC Acquisition Corp.; and

                  (2) These Bylaws are the bylaws of such corporation as ratified by its Board of Directors effective March 1, 1999.


Dated: March 1, 1999



                                             -----------------------------------
                                             Ivy Dodes, Secretary